UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  October 14, 2009

ETERNAL ENERGY CORP.

(Exact name of registrant as specified in its charter)

Nevada	0-50906	20-0237026
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2549 West Main Street, Suite 202 Littleton, CO 80120
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:   (303) 798-5235

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3 – SECURITIES AND TRADING MARKETS

ITEM 3.02  Unregistered Sales of Equity Securities.

Pursuant to grants of restricted common stock, we issued an aggregate of 6,500,000 shares to our three directors and two members of senior management on October 14, 2009 in exchange for the return and relinquishment of outstanding options to purchase common shares held by our directors and officers as of that date.  The terms of the corresponding Stock Exchange Agreements restrict the holders from selling, assigning or otherwise disposing of the stock for a period of two years subsequent to the date of grant.  In addition, the Stock Option Exchange Agreements contain certain provisions that would result in the forfeiture and return of the restricted stock to the Company should the officers’ employment with the Company terminate within one year of the date on which the restricted stock was granted or should the directors’ fail to complete one year of continued service from the date that the restricted stock was granted.

We reflected an aggregate price of $117,000 on our books and records, which represents a price of $.018 per share.  The price was established based on the five day-trailing Volume Weighted Average Price (“VWAP”) of our common stock, as reported on the OTC Bulletin Board, as of the date of the meeting of our board of directors at which the shares were granted.  The VWAP was further reduced to consider, among other things, the restricted nature of the shares and their attendant forfeiture risk.  The issuances were made pursuant to Rule 506 under Regulation D promulgated by the SEC.  We believe that such exemption was available because (i) no advertising or general solicitation was employed in offering the shares, (ii) the offers and sales were made solely to accredited investors, who are our directors and executive officers, and (iii) transfer was restricted in accordance with the requirements of the Securities Act of 1933, as amended (including by legending of certificates representing the securities).

The Stock Option Exchange Agreements also provide for the lending of funds by the Company to the officers for the purpose of meeting federal tax withholding requirements.  The loans are subject to imputed interest at a rate that is equal to the applicable federal rate for short-term transactions, as determined by the Internal Revenue Service.  Repayment of these loans is required to occur no later than April 15, 2009, the original date on which the officers’ personal federal income tax returns are due.  The aggregate value of the loans made to officers in connection with the granting of the restricted shares is approximately $30,000.

SECTION 8 – OTHER EVENTS

ITEM 8.01  Other Events.

We issued a press release on October 15, 2009, in which we announced the grant of the restricted stock.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Document
99.1	Press Release dated October 15, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 15, 2009	ETERNAL ENERGY CORP.

	By:	/s/ Bradley M. Colby
Bradley M. Colby
President and Chief Executive Officer